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                                                                   Exhibit 23.3


[LETTERHEAD]

By Fax
J P Burder Esq
Microtel International Inc
4290 E Brickell Street
Ontario
CA 91761-1511


                                                                   08 April 1998


Dear Sir:

XCEL CORPORATION LIMITED

As requested, we hereby enclose an original signed audit report on the above company's financial statements for the year ended 30 September 1996.

Furthermore, we hereby consent to this audit report being included within the filing.

Yours faithfully
HARDCASTLE BURTON

/s/ Hardcastle Burton